UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2025

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 8, 2025, Cullinan Therapeutics, Inc. (the "Company") issued a press release announcing that the Company presented updated clinical data from its Phase 1 study of CLN-049 in patients with relapsed/refractory ("r/r") acute myeloid leukemia ("AML") and myelodysplastic syndrome ("MDS") at the 67th American Society of Hematology Annual Meeting and Exposition (the "ASH Annual Meeting"). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 8.01 Other Events.

On December 8, 2025, the Company presented updated clinical data from its Phase 1 study of CLN-049 in patients with r/r AML and MDS at the ASH Annual Meeting.

Efficacy Results

As of the August 2025 data cutoff, 45 patients (39 AML, 3 MDS/AML, and 3 MDS) were enrolled without regard to FLT3 cell surface expression across eight cohorts (target dose range 1.5-12 μg/kg). 41 patients across seven cohorts were efficacy evaluable, having reached at least one on-treatment response assessment. Patients with AML had received a median of two prior therapies (range: 1-8).

For AML, response was assessed using ELN 2022 criteria. Efficacy endpoints include complete response ("CR") rate, composite complete response ("CRc") rate (calculated as CR/complete remission with incomplete recovery ("CRi")/complete remission with partial hematologic recovery ("CRh")).

Promising monotherapy activity was observed in heavily pretreated patients with AML at clinically active target doses:

•
At the highest target dose studied thus far of 12 μg/kg (n=16), the CR/CRh rate was 31% (5/16) and the CRc rate was 31% (5/16).

•
Anti-leukemic activity was observed at target doses ≥6 μg/kg (n=32), with a CR/CRh rate of 25% (8/32) and a CRc rate of 28% (9/32).

Data show promising initial durability in responders, including measurable residual disease ("MRD") negativity:

•
At efficacious doses (≥6 µg/kg), in the patients achieving a CR/CRh response, 63% (5/8) of patients had a duration of response of >16 weeks and two additional patients were able to proceed to allogeneic hematopoietic stem cell transplant.

•
In 10/32 patients achieving bone marrow blasts <5% at a target dose of ≥6 µg/kg, 30% (n=3) of patients were MRD negative by flow cytometry and one MRD-negative patient has had an ongoing response for >36 weeks.

Encouraging responses were observed in difficult-to-treat AML patients with high-risk genetic features:

•
Notably, among the eight patients with TP53-mutated AML treated at 12 μg/kg, 50% (4/8) of patients achieved a CR/CRh response; three patients achieved a CRh response and one patient achieved a CR. Three out of four patients with CR/CRh had responses that were durable >16 weeks.

•
Responses were observed in patients with AML independent of baseline FLT3 expression and regardless of baseline genetic risk.

Safety Results

As of the August 2025 data cutoff, the data demonstrate a favorable safety profile in a broad population of patients with r/r AML and MDS (N=45):

•
The most common treatment-emergent adverse events ("TEAEs") included cytokine release syndrome ("CRS") (35.6%), infusion-related reaction (33.3%), febrile neutropenia (20.0%), white blood cell count decrease and pneumonia (17.8% each), diarrhea, hypomagnesemia, stomatitis, and hypokalemia (15.6% each).

•
Nearly all CRS events were limited to Grade 1 or 2, and the majority occurred after a step-up dose or target dose 1. No Grade 3 CRS was observed with two step-up doses. CRS did not lead to treatment discontinuation.

•
Grade ≥3 TEAEs occurring in >10% of patients included febrile neutropenia (20.0%), white blood cell count decrease (17.8%), pneumonia and neutrophil count decrease (11.1% each).

CLN-049 development will proceed under U.S. Food and Drug Administration Fast Track designation. Dose escalation continues in this ongoing Phase 1 study, with expansion cohorts planned in early 2026.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on December 8, 2025, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	December 8, 2025	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer